Exhibit 10.1

FOURTH AMENDMENT TO LOAN AGREEMENT

This FOURTH AMENDMENT TO LOAN AGREEMENT (this “Amendment”) is entered into on the 25th day of October 2017 (the “Effective Date”), by and between GEOSPACE TECHNOLOGIES CORPORATION, a Texas corporation, successor-by-merger to GEOSPACE TECHNOLOGIES CORPORATION, a Delaware corporation (the “Borrower”), EACH OF THE DOMESTIC SUBSIDIARIES OF THE BORROWER identified on Schedule I attached hereto (collectively, the “Guarantor”), and FROST BANK, a Texas state bank (the “Bank”).

R E C I T A L S

WHEREAS, Borrower, Guarantor and Bank entered into that certain Loan Agreement dated as of September 27, 2013, as amended by that certain First Amendment to Loan Agreement executed by the parties on December 16, 2013, to be effective as of September 27, 2013, that certain Second Amendment to Loan Agreement entered into by the parties on May 4, 2015, and that certain Third Amendment to Loan Agreement entered into by the parties on May 9, 2017 (as hereby and from time to time further amended, restated, supplemented, modified or replaced, the “Agreement”; a capitalized term used herein but not otherwise defined herein shall have the meaning assigned to such term in the Agreement);

WHEREAS, Borrower, Guarantor and Bank have agreed that certain terms or provisions of the Agreement be amended in the manner set forth herein to be effective as of the Effective Date; and

WHEREAS, Borrower, Guarantor and Bank hereby acknowledge that the terms and provisions of this Amendment constitute an amendment and modification of, and not a novation of, the Agreement or any other Loan Document.

NOW, THEREFORE, for and in consideration of the premises and mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

A G R E E M E N T S

1.    Definitions; Recitals. The term “Loan Agreement” or “Agreement” (as the case may be) as used herein, in the Agreement and in the other Loan Documents, shall mean the Agreement as hereby amended and modified, and as further amended, restated, supplemented, modified or replaced from time to time as permitted thereby. The Recitals set forth above are hereby incorporated by reference into this Amendment.

2.    Amendment of the Agreement. Subject to the conditions hereof and upon satisfaction of the terms and provisions set forth herein, the Agreement is hereby amended, effective as of the Effective Date, as follows:

a.    Certain Definitions. The following definitions in Article I of the Agreement are hereby amended and restated in their entirety, as follows, and references to such definitions in the Loan Documents shall be references to the definitions as set forth herein:

“Eligible Accounts” means those Accounts Receivable (as defined in the Security Agreement) owing by any Account Debtor (other than Borrower or a Guarantor or any employee or Affiliate of Borrower or a Guarantor) to Borrower or a Guarantor which are not past due for a period of more than ninety (90) days from their contractual or customary due dates; provided, however, that those Accounts Receivable which Lender reasonably and in good faith, in accordance with its generally applicable credit practices, has determined may not be paid by reason of the Account Debtor’s financial condition or inability to pay shall be excluded from the Eligible Accounts. Notwithstanding the immediately foregoing or anything to the contrary contained in this Loan Agreement or any other Loan Document, sixty-two and one-half percent (62.5%) of those Accounts Receivable owing by Eagle Canada Seismic Services ULC to Geospace Technologies Canada, Inc. (a Foreign Subsidiary of Borrower), pursuant to an Addendum to Master Rental Agreement dated August 22, 2017, shall be considered to be “Eligible Accounts” hereunder, provided that such proportion of such Accounts Receivable are not past due for a period of more than ninety (90) days from their contractual or customary due dates.

“Termination Date” means April 30, 2019.

b.    Commitment Fee. Section 2.04 of the Agreement is hereby amended and restated in its entirety, as follows:

Section 2.04. Commitment Fee. Borrower shall pay Lender a commitment fee on the daily average unused amount of the Revolving Credit Commitment for the period from and including October 25, 2017, until the earlier of the date of termination of the Revolving Credit Commitment and the Termination Date, at the rate of thirty-seven and one-half one-hundredths percent (0.375%) per annum based on a 360-day year and the actual number of days elapsed (including the first date but excluding the last). For the purposes of calculating the commitment fee hereunder, the Revolving Credit Commitment will be deemed utilized by the amount of all outstanding Revolving Credit Loans and outstanding Letter of Credit Liabilities. Accrued commitment fees shall be payable in arrears on the last day of each fiscal quarter commencing with the first such date to occur after October 25, 2017, and on the earlier of the date of termination of the Revolving Credit Commitment and the Termination Date.

c.    Borrowing Base. Section 2.08 of the Agreement is hereby amended by deleting said section in its entirety and substituting the following in lieu thereof:

Section 2.08. Borrowing Base. Each requested Advance under the Revolving Credit Commitment shall be subject to, and the aggregate of all Advances at any time outstanding may not exceed, the sum of: (a) 80% of Eligible Accounts; plus (b) the lesser of (i) 25% of Eligible Inventory and (ii) $20,000,000.00; plus (c) the lesser of (i) 50% of Notes Receivable and (ii) $10,000,000.00 (the “Borrowing Base”).

d.    Dividends. Section 7.08 of the Agreement is hereby amended by deleting said section in its entirety and substituting the following in lieu thereof:

Section 7.08.     Dividends. Without the prior written consent of Lender, declare or pay any dividends or Distributions (excluding distributions solely of capital stock or partnership interests) or make any other payment (in cash, property, or obligations) on account of its capital stock or partnership interests, as applicable, or redeem, purchase, retire, or otherwise acquire any of its capital stock, or set apart any money for a sinking or other analogous fund for any dividend or other distribution on its capital stock or for any redemption, purchase, retirement, or other acquisition of any of its capital stock (excluding any net or cashless exercise of stock options). Borrower will not permit any Guarantor to grant or issue any capital stock or any warrant, right or option pertaining to its capital stock, or issue any security convertible into capital stock.

e.    Financial Covenants. Section 8.01 of the Agreement is hereby amended by deleting said section in its entirety and substituting the following in lieu thereof:

Section 8.01. Unencumbered Liquid Assets. Maintain Unencumbered Liquid Assets with an aggregate market value of not less than $10,000,000.00, to be tested as of the end of each fiscal quarter. For purposes of this covenant, “Unencumbered Liquid Assets” means the following assets (excluding margined assets, assets of any retirement plan, and any assets protected by bankruptcy laws) which (i) are held in the United States, (ii) are not subject to any lien, pledge, security interest, or claim of any creditor (other than pursuant to the Loan Documents), and (iii) may be converted to cash within five Business Days: (A) cash or cash equivalents; (B) United States Treasury or governmental agency obligations which constitute full faith and credit of the United States of America; (C) commercial paper rated P-1 or A-1 by Moody’s Investors Service or by Standard & Poor’s, respectively;

(D) short, medium and long-term securities rated investment grade by one of the rating agencies described in (C) above; (E) Eligible Stocks; and (F) mutual funds quoted in The Wall Street Journal (U.S. Edition) which invest primarily in the assets described in (A) – (E) above; and “Eligible Stocks” means any common or preferred stock which (i) is not subject to statutory or contractual restrictions on sales, (ii) is traded on the New York Stock Exchange, American Stock Exchange, or included in the Global Select Market Tier or Global Market Tier of NASDAQ, and (iii) has, as of the close of trading on an applicable exchange (excluding after-hours trading), a per share price of at least $10. For purposes of clarity and the avoidance of doubt, Borrower is prohibited from requesting or taking any Loans hereunder for purposes of compliance with this covenant.

f.    Compliance Certificate. The form of Compliance Certificate attached as Exhibit E to the Agreement is hereby deleted in its entirety, and the form of Compliance Certificate attached hereto as Exhibit E is hereby substituted in lieu thereof.

g.    Borrowing Base Certificate. The form of Borrowing Base Certificate attached as Exhibit G to the Agreement is hereby deleted in its entirety, and the form of Borrowing Base Certificate attached hereto as Exhibit G is hereby substituted in lieu thereof.

3.    Full Force and Effect of Agreement. Except as hereby specifically amended, modified or supplemented, Borrower hereby acknowledges and agrees that the Agreement and all of the other Loan Documents are hereby reaffirmed, confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms.

4.    Representations and Warranties of Borrower. Borrower hereby certifies that:

a.	The representations and warranties of Borrower contained in the Agreement and the other Loan Documents, or which are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date;

b.	This Amendment has been duly authorized, executed and delivered by Borrower and constitutes a legal, valid and binding obligation of Borrower, except as may be limited by general principles of equity or by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally;

c.	No Event of Default, nor any event which, upon the giving of notice or lapse of time or both may become an Event of Default, exists under the Agreement or any other Loan Document; and

d.	As of the date hereof, Borrower is in compliance with all of the terms and provisions set forth in the Agreement (as modified hereby) and the other Loan Documents.

5.    Confirmation of Liens. Borrower hereby confirms, extends, and renews to Bank the security interests, liens and rights of any and all security for all indebtedness and performance of all obligations owed by Borrower under the Loan Documents (the “Liabilities”) including, but without limitation, the liens, security interests and rights set forth in the Agreement (as modified hereby) and the other Loan Documents to secure payment of the Liabilities. Borrower confirms that the liens, security interests and rights of Bank under the Agreement (as modified hereby) and the other Loan Documents are valid and subsisting liens, security interests and rights against the properties described therein. Borrower confirms that the Amendment shall in no manner affect or impair any of the liens, security interests or rights securing payment of the Liabilities and that those liens, security interests and rights are not and shall not in any manner be waived. Bank shall have the right to exercise all rights and remedies of Bank under the Agreement (as modified hereby) and the other Loan Documents and under applicable law upon the occurrence of any Event of Default under the Agreement (as modified hereby) or any of the other Loan Documents and under any and all existing or future amendments or modifications to the Agreement (as modified hereby) or any of the other Loan Documents or to the terms or provisions thereof. Nothing contained in this Amendment shall prejudice, act as, or be deemed to be a waiver of any right or remedy available to Bank by reason of the occurrence or existence of any fact, circumstance or event constituting an Event of Default under the Agreement (as modified hereby) or any of the other Loan Documents.

6.    Conditions to Effectiveness. This Amendment shall not be effective until the following conditions precedent have been satisfied, all of which must be satisfied on or before the Effective Date:

a.	Bank shall have received two (2) original counterparts of this Amendment executed by Borrower; and

b.	Bank shall have received such other documents, instruments and certificates as reasonably requested by Bank.

Upon the satisfaction of the conditions set forth in this Section 6, this Amendment shall be effective as of the Effective Date.

7.    Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original (including electronic copies) but all of which together shall constitute one and the same instrument.

8.    Governing Law. This Amendment shall in all respects be governed by, and construed in accordance with, the laws of the State of Texas, without regard to conflicts of laws principles, and with the laws of the United States of America, as applicable.

9.    Enforceability. Should any one or more of the terms or provisions of this Amendment be determined to be illegal or unenforceable as to one or more of the parties hereto, all other terms and provisions nevertheless shall remain effective and binding on the parties hereto.

10.    No Novation. This Amendment is given as an amendment and modification of, and not as a payment or satisfaction of, all of the Liabilities and is not intended to constitute a novation of any of the Liabilities. All of the Liabilities shall continue in full force and effect.

11.    No Existing Claims or Defenses. Borrower, by its execution of this Amendment, hereby declares that it has no set-offs, counterclaims, defenses or other causes of action of which it is aware against Bank arising out of the Loan, this Amendment, the Loan Documents or otherwise as of the Effective Date.

12.    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of each of Borrower and Bank and their respective successors, assigns and legal representatives; provided, however, that Borrower may not, without the prior written consent of Bank, assign any of its respective rights, powers, duties or obligations hereunder.

13.    Expenses. Without limiting the terms or provisions of the Agreement or the other Loan Documents as same relate to payment of costs and fees (including, but without limitation, those terms or provisions related to payment of costs of collection), Borrower agrees to pay all reasonable out of pocket costs and expenses (including without limitation reasonable fees and expenses of any counsel, financial advisor and agent for Bank) incurred before or after the date hereof by Bank or its affiliates in connection with the preparation, negotiation, execution, delivery and administration of the Agreement (as modified hereby) and the other Loan Documents.

14.    Further Assurances. Borrower agrees to provide to Bank all such other documents and/or instruments as Bank reasonably may request to further accomplish the purposes of this Amendment.

15.    Waiver of Jury Trial. THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR IN CONNECTION WITH THIS AMENDMENT, THE AGREEMENT (AS MODIFIED HEREBY) OR ANY OTHER LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

16.    Entire Agreement. THIS AMENDMENT, THE AGREEMENT (AS MODIFIED HEREBY), AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN BORROWER, GUARANTOR AND BANK RELATED TO THE SUBJECT MATTER HEREIN CONTAINED AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the day and year first above written.

BORROWER: GEOSPACE TECHNOLOGIES CORPORATION, a Texas corporation

By:	/s/ Thomas T. McEntire
Name:	Thomas T. McEntire
Title:	Vice President and CFO

GUARANTOR: GTC, INC. EXILE TECHNOLOGIES CORPORATION GEOSPACE ENGINEERING RESOURCES INTERNATIONAL, INC. GEOSPACE FINANCE CORP. GEOSPACE J.V., INC. GEOSPACE TECHNOLOGIES, SUCURSAL SUDAMERICANA LLC

By:	/s/ Thomas T. McEntire
Name:	Thomas T. McEntire
Title:	Vice President and CFO

BANK: FROST BANK, a Texas state bank

By:	/s/ Larry Hammonds
Name:	Larry Hammonds
Title:	Market President

Schedule I

(1)	GTC, Inc., a Texas corporation

(2)	Exile Technologies Corporation, a Texas corporation

(3)	Geospace Engineering Resources International, Inc., a Texas corporation

(4)	Geospace Finance Corp., a Texas corporation

(5)	Geospace J.V., Inc., a Texas corporation

(6)	Geospace Technologies, Sucursal Sudamericana LLC, a Texas limited liability company

Exhibit E

Form of Compliance Certificate

COMPLIANCE CERTIFICATE

This COMPLIANCE CERTIFICATE (this “Certificate”) is delivered pursuant to the Loan Agreement dated September 27, 2013 (together with all amendments and modifications, if any, from time to time made thereto, the “Loan Agreement”), among Geospace Technologies Corporation, a Texas corporation (“Borrower”), certain Guarantors named therein, and Frost Bank, a Texas state bank. Unless otherwise defined, terms used herein have the respective meanings provided in the Loan Agreement.

The undersigned, being the duly elected, qualified and acting                              of Borrower, on behalf of Borrower and solely in his or her capacity as an officer of Borrower, hereby certifies and warrants that:

As of                             , 20        :

(1)	No Default. No Default or Event of Default exists under the Loan Agreement or any other Loan Document as of the date hereof.

(2)	Unencumbered Liquid Assets. The Unencumbered Liquid Assets of Borrower and its Subsidiaries on a consolidated basis totaled $ , as computed in accordance with Section 8.01 of the Loan Agreement.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate, this              day of                         , 20        .

By:
Title:
On behalf of Geospace Technologies Corporation

Exhibit G

Form of Borrowing Base Certificate

BORROWING BASE CERTIFICATE

This BORROWING BASE CERTIFICATE (this “Certificate”) is delivered pursuant to the Loan Agreement dated September 27, 2013 (together with all amendments and modifications, if any, from time to time made thereto, the “Loan Agreement”), among Geospace Technologies Corporation, a Texas corporation (“Borrower”), certain Guarantors named therein, and Frost Bank, a Texas state bank. Unless otherwise defined, terms used herein have the respective meanings provided in the Loan Agreement.

The undersigned, being the duly elected, qualified and acting                                  of

Borrower, on behalf of Borrower and solely in his or her capacity as an officer of Borrower, hereby certifies and warrants that, to the best of his or her knowledge, as of the [fiscal quarter] [month] ended                             , 20         (the “Period End”), the following fairly presents, in all material respects, the Borrowing Base as of such Period End:

Borrowing Base Component	Amount	Advance Rate	Adjusted Amount
Eligible Accounts	$ .	80%	$ . l(A)
Eligible Inventory	$ .	25%	$ . l(B)
Eligible Notes Receivable	$ .	50%	$ . l(C)

Borrowing Base= l(A) + [LESSER OF l(B) AND $20,000,000] +

[LESSER OF l(C) AND $10,000,000]                                                                                                                                       $

In addition, the undersigned, on behalf of Borrower and solely in his or her capacity as an officer of Borrower, also certifies and warrants that, to the best of his or her knowledge, as of the Period End the Unencumbered Liquid Assets of Borrower and its Subsidiaries on a consolidated basis totaled $                        , as computed in accordance with Section 8.01 of the Loan Agreement.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate, this              day of                         , 20        .

By:
Title:
On behalf of Geospace Technologies Corporation